UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25th, 2007

Plush Mall, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State and jurisdiction of incorporation)

000-52645
(Commission File Number)

20 4119257
(IRS Employer Identification No.)

2764 Lake Sahara Drive, Suite 111
Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

702 938 3656
Registrant’s telephone number, including the area code

[ ]      Written communications pursuant to Rule 425 under the securities Act

          (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under

         Exchange Act (17 CFR  240. 14d-2(b) )

[ ]      Pre-commencement communications pursuant to Rule 13e-4 (c) under the

         Exchange Act (17 CFR 240. 13e-4(c) )

Item 8.01 Other Events.

Effective October 22, 2007, the board of directors of Plush Mall, Inc., appointed
Mr. Herbert T. Smith, Jr. CPA to the Board of Directors.

As a Director and the Chief Financial Officer, Mr. Schmidt brings a vast cross section of experience which will support the Board, the Company’s objectives and strategies.

Mr. Schmidt has been a professional accountant since 1983 and has distinguished himself in both the public and private accounting sectors.

Since 2001 he has served as the Director of Finance and Administration for the SLC Companies, a celebrity-based business distributing products endorsed by Suzanne Somers. In that capacity, he oversaw the creation of the companies’ websites and designed and implemented their warehousing and distribution system.

Prior to 2001 Mr. Schmidt was the Accounting Manager for Miod and Company, a Los Angeles forensic accounting firm, an independent consultant with clients in the entertainment, transportation and manufacturing. Mr. Schmidt also served as the Chief Financial Officer of Com-Net Industries, a California networking pioneer, and as Controller for Klausner Transportation Company, and wrote the original business plan for L.A. Gear.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plush Mall, Inc.
(Registrant)

Date: October 25th, 2007 By: /s/ Lorne Reicher

                                             Name: Lorne Reicher
                                             Title: President